UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2005

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5480 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 773-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2005, the Board of Directors adopted a cash compensation plan for Atheros’s independent directors. Under the plan, each independent director will receive an annual retainer of $25,000. In addition, each independent director will receive an annual retainer of $2,500 for each committee (other than the Audit Committee) on which such director serves, and members of the Audit Committee will receive an annual retainer of $5,000. In addition to the retainers for committee service, committee chairs (other than the chair of the Audit Committee) will receive an annual retainer of $2,500, and the chair of the Audit Committee will receive an annual retainer of $5,000.

The retainers will be payable on a pro-rated basis for the portion of the year in which a director serves on the Board or a committee. The retainers for 2005 will be payable on pro-rated basis for the period from October 20, 2005 through December 31, 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Effective October 21, 2005, Atheros’s Board of Directors elected Dan Artusi as a member of the Board of Directors. Mr. Artusi will also serve as a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2005

ATHEROS COMMUNICATIONS, INC.

By:	/s/ Jack R. Lazar
Name:	Jack R. Lazar
Title:	Vice President and Chief Financial
Officer

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